UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

REZOLUTE, INC.

(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or organization)	Number)	Identification No.)

1450 Infinite Drive

Louisville, CO 80027

 (Address of principal executive offices)

(303) 222-2128

 (Registrant’s telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§?230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§?240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 22, 2017, Rezolute, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with an institutional investor, Lincoln Park Capital Fund, LLC (“Lincoln Park”), an Illinois limited liability company, providing for the purchase of up to $10.0 million worth of the Company’s common stock, $0.001 par value per share (the “Common Stock”), over the three-year term of the purchase agreement subject to certain limitations and conditions set forth in the Purchase Agreement.

Under the terms and subject to the conditions of the purchase agreement, the Company has the right, from time to time at its sole discretion and subject to certain limitations, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to, $10.0 million worth of shares of the Company’s Common Stock. Lincoln Park has no right to require any sales by the Company. Such future sales of common stock by the Company, if any, may occur from time to time, at the Company’s option, over the 36-month period commencing on the date that a registration statement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement, is declared effective by the SEC and a final prospectus in connection therewith is filed and the other terms and condition of the Purchase Agreement are satisfied.

As contemplated by the purchase agreement, and so long as the closing price of the Company’s Common Stock exceeds $0.40 per share, then the Company, at its sole discretion, may direct Lincoln Park to purchase up to 65,000 shares of the Company’s Common Stock on any business day, provided that five business day has passed since the most recent purchase. The price per share for such purchases will be equal to the lower of: (i) the lowest sale price on the applicable purchase date and (ii) the arithmetic average of the three (3) lowest closing sale prices for the Company’s Common Stock during the twelve (12) consecutive business days ending on the business day immediately preceding such purchase date. The maximum amount of shares subject to any single regular purchase increases to up to 125,000 shares as the Company’s share price increases, subject to a maximum purchase amount of $500,000.

In addition to regular purchases, the Company may also direct Lincoln Park to purchase other amounts as accelerated purchases if the closing sale price of the Common Stock exceeds threshold prices as set forth in the purchase agreement. In all instances, the Company may not sell shares of its Common Stock to Lincoln Park under the purchase agreement if it would result in Lincoln Park beneficially owning more than 9.99% of its common stock.

Lincoln Park represented to the Company, among other things, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares.

The purchase agreement and the registration rights agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. The Company has the right to terminate the purchase agreement at any time, at no cost or penalty. During any “event of default” under the purchase agreement, all of which are outside of Lincoln Park’s control, the Company may not initiate any regular or other purchase of shares by Lincoln Park, until such event of default is cured. In addition, in the event of bankruptcy proceedings by or against the Company, the purchase agreement will automatically terminate.

As a commitment fee for entering into the Purchase Agreement, the Company has agreed to issue to LPC 344,669 Common Stock (the “Commitment Shares”). The Company will not receive any cash proceeds from the issuance of the Commitment Shares.

The net proceeds under the purchase agreement to the Company will depend on the frequency and prices at which the Company sells shares of its stock to Lincoln Park. The Company expects that any proceeds received by the Company from such sales to Lincoln Park will be used for working capital and general corporate purposes.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock, nor shall there be any sale of shares of common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing descriptions of the purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 regarding the potential offering and sale of up to $10,000,000 of shares of Common Stock under the Purchase Agreement, plus the issuance of the Commitment Shares, is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 26, 2017, we issued the press release attached hereto as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits

EXHIBIT	DESCRIPTION
10.1	Purchase Agreement between Rezolute, Inc. and Lincoln Park Capital Fund, LLC dated December 22, 2017
10.2	Registration Rights Agreement between Rezolute, Inc. and Lincoln Park Capital Fund, LLC dated December 22, 2017
99.1	Press Release of Rezolute, Inc. dated December 26, 2017 **

** The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

DATE: December 26, 2017	By:	/s/ Morgan Fields
Morgan Fields
Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	Purchase Agreement between Rezolute, Inc. and Lincoln Park Capital Fund, LLC dated December 22, 2017
10.2	Registration Rights Agreement between Rezolute, Inc. and Lincoln Park Capital Fund, LLC dated December 22, 2017
99.1	Press Release of Rezolute, Inc. dated December 26, 2017 **

** The following exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.